FORM 8-K
                                CURRENT REPORT

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                               January 22, 1997




                             ZURN INDUSTRIES, INC.


                                                                 IRS Employer
    State of                      Commission                    Identification
  Incorporation                   File Number                       Number
  Pennsylvania                      1-5502                       25-1040754


                                  Address and
                               Telephone Number
                                One Zurn Place
                           Erie, Pennsylvania  16505
                                 814-452-2111





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ITEM 2 - ACQUISITION OF ASSETS

On January 22, 1997, Zurn Acquisition Co., Inc. (the "Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Zurn Industries, Inc., a Pennsylvania corporation and the Registrant herein (the "Registrant"), purchased 6,755,154 (or approximately 94.4 percent) of the outstanding shares of common stock, $1.00 par value ("Eljer Common Stock"), of Eljer Industries, Inc., a Delaware corporation (the "Company"), for $24.00 per share, net to the seller in cash. The acquisition was made pursuant to a tender offer by the Purchaser to purchase all of the outstanding shares of Eljer Common Stock upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 20, 1996, and the related Letter of Transmittal (which, together, and with any amendments or supplements thereto, collectively constitute the "Offer"). After completion of the Offer and pursuant to the terms of the Agreement and Plan of Merger dated December 14, 1996, among the Registrant, the Purchaser and the Company (the "Merger Agreement"), the Purchaser was merged on January 27, 1997, with and into the Company (the "Merger") pursuant to Section 253 of the Delaware General Corporation Law. As a result of the Merger, the Company is now a direct, wholly-owned subsidiary of the Registrant. All shares of Eljer Common Stock outstanding immediately prior to the effective time of the Merger (other than shares owned by (i) the Registrant, the Purchaser, the Company or any of their respective subsidiaries, or (ii) shareholders who properly perfect appraisal rights in accordance with Section 262 of the Delaware General Corporation Law) were converted into the right to receive $24.00 in cash, without interest and less any withholding taxes.

The purchase price for the shares of Eljer Common Stock acquired in the Offer and pursuant to the Merger Agreement was determined by arms-length negotiation between the Registrant and the Company.

The aggregate amount of funds required by the Purchaser to pay the aggregate purchase price to be paid pursuant to the Offer and Merger was approximately $200 million. The funds were provided to the Purchaser in the form of capital contributions or advances made by the Registrant. The Registrant obtained the funds for such capital contributions or advances from its available cash and through loans from a group of banks, consisting of Bankers Trust Company, NationsBank, N.A., Societe Generale, PNC Bank, National Association, and Brown Brothers Harriman & Co. (the "Banks") pursuant to a credit agreement (the "Credit Agreement") dated as of January 21, 1997.

The Registrant is an industry leader in manufacturing and marketing plumbing products and HVAC and in providing water resource construction services and fire protection systems. The Registrant will utilize the assets of the Company in a consistent fashion.








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ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

Financial Statements And Pro Forma Information
It is impracticable at this time for the Registrant to file, together with this Current Report, the required financial statements and financial information with respect to the Company. Accordingly, the Registrant hereby undertakes to file such required statements and information by amendment to this Current Report on Form 8-K on or prior to April 7, 1997.

Exhibits
The exhibits listed in the Exhibit Index to this report on From 8-K are incorporated herein by reference.


                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ZURN INDUSTRIES, INC.



February 5, 1997                                /s/ Dennis Haines
                                                Dennis Haines
                                                General Counsel and Secretary


                                 EXHIBIT INDEX

 2    Plan Of Acquisition, Reorganization, Arrangement, Liquidation Or
      Succession
      Agreement and Plan of Merger dated as of December 14, 1996  Incorporated
      by and among Zurn Industries, Inc., Zurn Acquisition Co.,   by reference
      Inc. and Eljer Industries, Inc. filed as Exhibit (c)(1) to
      Schedule 14D-1 filed by the Registrant on December 20, 1996

10    Material Contracts
10.1  Credit Agreement dated January 21, 1997 by and among Zurn
      Industries, Inc., Eljer Manufacturing, Inc., the lenders party thereto from time to time, NationsBank, N.A., as Documentation Agent and Bankers Trust Company, as
      Administrative Agent









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